Exhibit 21.01

SUBSIDIARIES OF THE REGISTRANT

ACI Worldwide Inc.	Nebraska
Applied Communications Services, Inc.	Nebraska
Applied Communications (Singapore) Ltd.	Nebraska
ACI Worldwide (Massachusetts) Inc.	Massachusetts
ACI (India) Inc.	Nebraska
Applied Communications (Bahrain) Inc.	Nebraska
ACI Worldwide (Malaysia) Inc.	Nebraska
JBA, Inc.	Nebraska
ACI (Brasil) L.L.C.	Nebraska
ACI Worldwide (Brasil) Ltda.	Brazil
ACI Worldwide (Canada) Inc.	Canada
ACI Worldwide (Mexico) S.A. de C.V.	Mexico
Applied Communications (Hong Kong) Limited	Hong Kong
ACI Worldwide (Pacific) Pty Ltd.	Australia
Insession Labs, Pty. Limited	Australia
ACI Worldwide (Asia) Pte. Ltd.	Singapore
Stratasoft Sdn Bhd *	Malaysia
Visual WEB Solutions (S) Pte. Ltd.*	Singapore
ACI Applied Communications (Netherlands) B.V.	Netherlands
ACI Worldwide (New Zealand) Limited	New Zealand
ACI Worldwide de Argentina S.A.	Argentina
ACI Worldwide Korea Yuhan Hoesa	Korea
Insession Technologies B.V.	Netherlands
ACI Worldwide GPC (US) LLC	Nebraska
Applied Communications GPC Limited	Ireland
Applied Communications (Ireland) Limited	Ireland
ACI Worldwide (UK Development) Limited	UK
ACI Worldwide (Eastern Europe Development) S.R.L.	Romania
MessagingDirect Company	Canada
ACI Worldwide (Texas) LLC	Texas
TSA Subco Company	Canada
MessagingDirect (US) Inc.	Delaware
MessagingDirect (U.K.) Limited	United Kingdom
ACI Worldwide (Japan) K.K.	Japan
ACI Worldwide (MA), Inc.	Delaware
ACI Worldwide (VWS), LLC *	Delaware
Applied Communications Inc. U.K. Holding Limited	United Kingdom
Applied Communications Inc. (CIS) Limited	United Kingdom
ACI Worldwide (EMEA) Limited	United Kingdom
ACI Worldwide (Norway) A.S.	Norway
ACI Worldwide (South Africa) (Pty) Ltd.	South Africa
ACI Worldwide (Italia) S.R.L.	Italy
ACI Worldwide (Nordic) AB	Sweden
ACI Worldwide France S.A.R.L.	France
ACI Monetique S.A.R.L. (51% ownership)	France
ACI Worldwide Iberica, S.L.	Spain
ACI Soluciones, S.L. (51% ownership)	Spain
ACI Worldwide (Hellas) EPE	Greece
Applied Communications Holding GmbH	Germany
Applied Communications Verwaltungs GmbH	Germany
ACI Worldwide (Germany) GmbH & Co. KG	Germany
eps Electronic Payment Systems AG	Germany
eps Electronic Systems Schweiz GmbH	Switzerland
eps Prepaid GmbH	Germany
Electronic Payment Systems Limited	UK
eps NZ Limited	New Zealand
Applied Communications Worldwide (UK) Ltd.	United Kingdom
SCIL (USA) Inc.	New York
ACI Worldwide B.V.	Netherlands
Visual WEB Solutions Pvt. Ltd. *	India
ACI Worldwide Philippine Islands Inc.**	Philippines

* Became a subsidiary in fiscal 2007 as a result of the Company’s fiscal 2007 acquisitions.

** Incorporated by the Company in fiscal 2007.